Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to

the incorporation by

reference in Registration

Statement No. 333-180470

on Form S-8

of our report

dated
June 27, 2022,

appearing in

this annual

report on

Form 11-K

of the

Cal-Maine Foods,

Inc. KSOP

for the

year ended
December 31, 2021.

Independent Registered Public Accounting Firm
/s/ Frost, PLLC
Little Rock, Arkansas

June 27, 2022